Exhibit 99.1

Steve Madden Announces Second Quarter 2022 Results

LONG ISLAND CITY, N.Y., July 27, 2022 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the second quarter ended June 30, 2022.

Amounts referred to as “Adjusted” exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Second Quarter 2022 Review

●	Revenue increased 34.5% to $535.0 million compared to $397.9 million in the same period of 2021.
●	Gross profit as a percentage of revenue was 40.7% compared to 42.7% in the same period of 2021. The decline was driven by a shift in revenue mix from the higher-margin direct-to-consumer business to the lower-margin wholesale business.
●	Operating expenses as a percentage of revenue decreased to 28.5% compared to 30.6% in the same period of 2021. Adjusted operating expenses as a percentage of revenue decreased to 28.2% compared to 29.9% in the second quarter of 2021.
●	Income from operations totaled $65.2 million, or 12.2% of revenue, compared to $47.7 million, or 12.0% of revenue, in the same period of 2021. Adjusted income from operations totaled $67.0 million, or 12.5% of revenue, compared to $51.0 million, or 12.8% of revenue, in the second quarter of 2021.
●	Net income attributable to Steven Madden, Ltd. was $48.5 million, or $0.62 per diluted share, compared to $36.9 million, or $0.45 per diluted share, in the same period of 2021. Adjusted net income attributable to Steven Madden, Ltd. was $49.8 million, or $0.63 per diluted share, compared to $39.7 million, or $0.48 per diluted share, in the second quarter of 2021.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We delivered strong results in the second quarter, with revenue and earnings growing robustly compared to the prior year and exceeding our expectations. While macro pressures have increased, making the near-term outlook more uncertain, we are confident that our core strengths – our people, brands and business model – leave us well-positioned to drive growth and create significant value for our stakeholders over the long term.”

Second Quarter 2022 Channel Results

Revenue for the wholesale business was $397.1 million, a 51.5% increase compared to the second quarter of 2021, with a 47.1% increase in wholesale footwear and a 65.2% increase in wholesale accessories/apparel. Gross profit as a percentage of wholesale revenue increased to 31.6% compared to 30.6% in the second quarter of 2021.

Direct-to-consumer revenue was $135.5 million, a 2.2% increase compared to the second quarter of 2021. Gross profit as a percentage of direct-to-consumer revenue increased to 66.4% compared to 65.4% in the second quarter of 2021.

The Company ended the quarter with 213 brick-and-mortar retail stores and six e-commerce websites, as well as 19 company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of June 30, 2022, cash, cash equivalents and short-term investments totaled $180.5 million.

During the second quarter of 2022, the Company repurchased approximately $34.6 million of the Company’s common stock, which includes shares acquired through the net settlement of employees’ stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on September 26, 2022 to stockholders of record as of the close of business on September 16, 2022.

Reiterating Fiscal 2022 Outlook

The Company is reiterating its fiscal 2022 guidance. For fiscal 2022, the Company expects revenue will increase 13% to 16% over fiscal 2021. The Company expects diluted EPS will be in the range of $2.87 to $2.97. The Company expects Adjusted diluted EPS will be in the range of $2.90 to $3.00.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, July 27, 2022, at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s second quarter 2022 earnings results and fiscal year outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. The webcast is listen-only. Those interested in participating in the question-and-answer session may register for the conference call here. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://edge.media-server.com/mmc/p/42ck36vz beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, GREATS®, BB Dakota® and Mad Love®, Steve Madden is a licensee of various brands, including Anne Klein® and Superga®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also operates brick-and-mortar retail stores and e-commerce websites. Steve Madden also licenses certain of its brands to third parties for the marketing and sale of certain products, including outerwear, eyewear, sunglasses, hosiery, jewelry, watches, swimwear, fragrance, luggage, bedding and bath products as well as other select product categories. For local store information and the latest Steve Madden boots, booties, dress shoes, fashion sneakers, sandals, slippers and more, please visit www.stevemadden.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	the Company’s ability to navigate shifting macro-economic environments including the potential for recessionary conditions;
●	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
●	the Company’s ability to compete effectively in a highly competitive market;
●	the Company’s ability to adapt its business model to rapid changes in the retail industry;
●	the Company’s dependence on the retention and hiring of key personnel;
●	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
●	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as meet the Company’s quality standards;
●	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
●	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;
●	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
●	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or the ongoing COVID-19 pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;
●	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
●	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
●	additional tax liabilities resulting from audits by various taxing authorities;
●	cybersecurity risks and costs of defending against, mitigating and responding to data security threats and breaches impacting the Company;
●	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
●	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Net sales	$532,680	$394,797	$1,090,024	$753,698
Commission and licensing fee income	2,309	3,097	4,699	5,221
Total revenue	534,989	397,894	1,094,723	758,919
Cost of sales	317,224	227,839	649,060	449,760
Gross profit	217,765	170,055	445,663	309,159
Operating expenses	152,526	121,860	282,528	232,308
Impairment of fixed assets and lease right-of-use assets	—	477	—	1,089
Income from operations	65,239	47,718	163,135	75,762
Interest and other expense – net	(1,291)	(777)	(1,234)	(814)
Income before provision for income taxes	63,948	46,941	161,901	74,948
Provision for income taxes	15,033	9,600	38,393	15,276
Net income	48,915	37,341	123,508	59,672
Less: net income attributable to noncontrolling interest	455	489	535	1,623
Net income attributable to Steven Madden, Ltd.	$48,460	$36,852	$122,973	$58,049

Basic net income per share	$0.63	$0.47	$1.60	$0.74

Diluted net income per share	$0.62	$0.45	$1.55	$0.71

Basic weighted average common shares outstanding	76,556	78,899	76,902	78,968

Diluted weighted average common shares outstanding	78,714	82,061	79,190	81,981

Cash dividends declared per common share	$0.21	$0.15	$0.42	$0.30

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

		As of
	June 30, 2022	December 31, 2021	June 30, 2021
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$150,929	$219,499	$262,144
Short-term investments	29,569	44,037	40,513
Accounts receivable, net of allowances	31,377	26,546	24,598
Factor accounts receivable	344,716	364,982	254,545
Inventories	306,547	255,213	125,525
Prepaid expenses and other current assets	31,047	20,845	20,549
Income tax receivable and prepaid income taxes	12,225	13,538	15,906
Total current assets	906,410	944,660	743,780
Note receivable – related party	598	794	987
Property and equipment, net	35,004	35,790	38,213
Operating lease right-of-use asset	85,608	85,449	97,222
Deposits and other	4,029	4,180	4,574
Deferred taxes	6,517	4,581	5,415
Goodwill – net	167,959	167,995	168,426
Intangibles – net	107,167	112,093	114,526
Total Assets	$1,313,292	$1,355,542	$1,173,143
LIABILITIES
Current liabilities:
Accounts payable	$105,130	$136,766	$91,822
Accrued expenses	219,005	243,163	139,717
Operating leases – current portion	31,074	30,759	33,561
Income taxes payable	14,100	4,522	1,477
Contingent payment liability – current portion	2,000	5,109	3,660
Accrued incentive compensation	8,334	14,871	8,921
Total current liabilities	379,643	435,190	279,158
Contingent payment liability – long term portion	—	6,960	4,381
Operating leases – long-term portion	76,023	80,072	92,179
Deferred tax liabilities	3,378	3,378	2,921
Other liabilities	10,930	9,404	11,982
Total Liabilities	469,974	535,004	390,621

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	833,534	812,098	774,335
Noncontrolling interest	9,784	8,440	8,187
Total stockholders’ equity	843,318	820,538	782,522
Total Liabilities and Stockholders’ Equity	$1,313,292	$1,355,542	$1,173,143

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2022	June 30, 2021
Cash flows from operating activities:
Net income	$123,508	$59,672
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	12,150	11,019
Depreciation and amortization	10,471	7,993
Loss on disposal of fixed assets	260	303
Impairment of lease right-of-use asset and fixed assets	—	1,089
Deferred taxes	(1,936)	359
Accrued interest on note receivable - related party	(8)	(11)
Notes receivable - related party	204	204
Change in valuation of contingent payment liabilities	(4,960)	7,834
Gain on sale of trademark	—	(8,000)
Recovery of receivables, related to the Payless ShoeSource bankruptcy	—	(919)
Changes, net of acquisitions, in:
Accounts receivable	(4,564)	1,365
Factor accounts receivable	20,589	(1,874)
Inventories	(53,222)	(24,105)
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	(7,676)	(2,125)
Accounts payable and accrued expenses	(44,197)	35,836
Accrued incentive compensation	(6,537)	5,048
Leases and other liabilities	(3,457)	(1,765)
Payment of contingent consideration	(339)	—
Net cash provided by operating activities	40,286	91,923

Cash flows from investing activities:
Capital expenditures	(5,263)	(2,782)
(Purchase)/sale of a trademark	(2,000)	8,000
Purchases of short-term investments	(38,951)	(26,574)
Maturity/sale of short-term investments	53,803	26,460
Net cash provided by investing activities	7,589	5,104

Cash flows from financing activities:
Proceeds from exercise of stock options	415	6,823
Distribution of noncontrolling interest earnings	—	(2,859)
Acquisition of noncontrolling interest	—	(19,127)
Common stock purchased for treasury	(77,027)	(42,794)
Cash dividends paid on common stock	(33,389)	(24,772)
Payment of contingent consideration	(4,770)	—
Net cash used in financing activities	(114,771)	(82,729)
Effect of exchange rate changes on cash and cash equivalents	(1,674)	(18)
Net (decrease)/increase in cash and cash equivalents	(68,570)	14,280
Cash and cash equivalents – beginning of period	219,499	247,864
Cash and cash equivalents – end of period	$150,929	$262,144

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

GAAP operating expenses	$152,526	$121,860	$282,528	$232,308
Non-GAAP Adjustments	(1,713)	(2,764)	1,753	(9,716)
Adjusted operating expenses	$150,813	$119,096	$284,281	$222,592

Table 2 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

GAAP income from operations	$65,239	$47,718	$163,135	$75,762
Non-GAAP Adjustments	1,713	3,241	(1,753)	10,805
Adjusted income from operations	$66,952	$50,959	$161,382	$86,567

Table 3 - Reconciliation of GAAP interest and other expense, net to Adjusted interest and other expense, net

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

GAAP interest and other expense, net	$(1,291)	$(777)	$(1,234)	$(814)
Non-GAAP Adjustments	—	500	—	500
Adjusted interest and other expense, net	$(1,291)	$(277)	$(1,234)	$(314)

Table 4 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

GAAP provision for income taxes	$15,033	$9,600	$38,393	$15,276
Non-GAAP Adjustments	399	898	(1,934)	2,708
Adjusted provision for income taxes	$15,432	$10,498	$36,459	$17,984

Table 5 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

GAAP net income attributable to noncontrolling interest	$455	$489	$535	$1,623
Non-GAAP Adjustments	—	—	—	24
Adjusted net income attributable to noncontrolling interest	$455	$489	$535	$1,647

Table 6 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

GAAP net income attributable to Steven Madden, Ltd.	$48,460	$36,852	$122,973	$58,049
Non-GAAP Adjustments	1,313	2,850	180	8,571
Adjusted net income attributable to Steven Madden, Ltd.	$49,773	$39,702	$123,153	$66,620

GAAP diluted net income per share	$0.62	$0.45	$1.55	$0.71

Adjusted diluted net income per share	$0.63	$0.48	$1.56	$0.81

Adjusted diluted weighted average shares outstanding	78,714	82,061	79,190	81,981

Table 7 - Reconciliation of GAAP diluted net income per share to Adjusted diluted net income per share in fiscal 2022 outlook

	Fiscal 2022 Outlook
	Low End	High End

GAAP diluted net income per share	$2.87	$2.97
Non-GAAP Adjustments	0.03	0.03
Adjusted diluted net income per share	$2.90	$3.00

Non-GAAP Adjustments include the items below.

For the second quarter of 2022:

●	$1.8 million pre-tax ($1.4 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.
●	$0.1 million pre-tax ($0.04 million after-tax) benefit in connection with the change in valuation of contingent considerations, included in operating expenses.

For the second quarter of 2021:

●	$8.0 million pre-tax ($6.1 million after-tax) benefit associated with the sale of a trademark, included in operating expenses.
●	$7.4 million pre-tax ($5.6 million after-tax) expense in connection with the change in valuation of contingent considerations, included in operating expenses.
●	$2.9 million pre-tax ($2.2 million after-tax) expense in connection with payments related to rent restructuring of various leases, included in operating expenses.
●	$0.5 million pre-tax ($0.4 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
●	$0.5 million pre-tax ($0.4 million after-tax) expense associated with the impairment of fixed assets and lease right-of-use assets.
●	$0.5 million pre-tax ($0.4 million after-tax) expense in connection with the write-off of an investment, included in interest and other (expense) / income, net.

For the fiscal year 2022 outlook:

●	$7.1 million pre-tax ($5.4 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.
●	$5.0 million pre-tax ($3.8 million after-tax) benefit in connection with the change in valuation of contingent considerations, included in operating expenses.
●	$0.3 million pre-tax ($0.2 million after-tax) benefit in connection with the exit of a lease, included in operating expenses.
●	$1.5 million tax expense in connection with a deferred tax adjustment.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com